POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints Benedict P. Rosen, John S. Gilbertson and Kurt P. Cummings, and each of them, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Act of 1933, Registration Statements on Form S-8 (the "Registration Statement"), or other appropriate Forms, and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) AVX Corporation 1995 Stock Option Plan, (ii) AVX Corporation Non-Employee Directors' Stock Option Plan, (iii) AVX Corporation Retirement Plan, (iv) AVX Corporation Non-qualified Supplemental Retirement Plan, (v) AVX Corporation SERP, (vi) AVX Vancouver Corporation Savings and Stock Bonus Plan, (vii) AVX Corporation 401(K) Plan for Hourly Employees at Myrtle Beach and Conway Plants and (2) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or Annual Report and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

Signatures	Title	Date

/s/ Kazuo Inamori

KAZUO INAMORI	Chairman Emeritus of the Board and Director	July 25, 2000

/s/ Benedict P. Rosen

BENEDICT P. ROSEN	Chief Executive Officer and Chairman of the Board and Director	July 20, 2000

/s/ John S. Gilbertson

JOHN S. GILBERTSON	President and Chief Operating Officer and Director	July 26, 2000

NAME	TITLE	DATE

/s/ Carroll Campbell, Jr.

CARROLL CAMPBELL, JR.	Director	July 25, 2000

/s/ Rodney Lanthorne

RODNEY LANTHORNE	Director	July 25, 2000

/s/ Richard Tressler

RICHARD TRESSLER	Director	July 25, 2000

/s/ Henry C. Lucas

HENRY C. LUCAS	Director	July 25, 2000

/s/ Kensuke Itoh

KENSUKE ITOH	Director	July 25, 2000

/s/ Yasuo Nishiguchi

YASUO NISHIGUCHI	Director	July 25, 2000

/s/ Masahiro Umemura

MASAHIRO UMEMURA	Director	July 25, 2000

/s/ Michihisa Yamamoto

MICHIHISA YAMAMOTO	Director	July 25, 2000

/s/ Yuzo Yamamura

YUZO YAMAMURA	Director	July 25, 2000